Agreement dated as of July 24, 1996 by and between The MicroCap Fund, Inc. (the "Fund") and Raymond S. Troubh (the "Consultant").

Fund engages the Consultant (1) to provide management services to the Fund in connection with its liquidation and dissolution pursuant to the Plan of Liquidation (the "Plan") attached to the Fund's Proxy Statement dated June 26, 1996 and (2) upon transfer by the Fund of its remaining assets to the Liquidating Trust (the "Trust") contemplated by the Plan, to act as Trustee under the Trust. Consultant's responsibilities pursuant to clause (1) above will include managing the disposition of the Fund's remaining assets, assessing maximization of the action brought by the Fund against Commonwealth Associates and others and acting on such assessment, assessing the liabilities of the Fund and appropriate provision therefor, making recommendations to the Board of Directors regarding distributions to shareholders, resolution of and reserves for liabilities and other matters affecting liquidation of the Fund, coordinating with the Fund's administrator, custodian and other service providers, serving as a director of the Fund and such other tasks as the Board shall assign to him. In performing the foregoing services Consultant shall report to the Board and be subject to its guidance. Consultant's responsibilities pursuant to clause (2) above will be to act in accordance with the terms of the Trust and to exercise the full powers of the Trustee thereunder.

Consultant accepts such engagement.

The Fund (during the period prior to funding of the Trust) and the Trust (after its funding) will pay Consultant for his services hereunder at the rate of $8,500 per month plus, at the time of each distribution to shareholders in respect of the Plan, an amount equal to 1.0% of the amount of such distribution (other than the initial distribution to shareholders out of available cash) plus, at the time any proceeds of sale or other revenues are received by the Fund in excess of the Fund's investment in a particular asset, an amount equal to 5% of such excess received in 1996 or 1997, 4% of any incremental excess received in 1998, 2% of any incremental excess received in 1999 and 0% of any incremental excess received thereafter; provided, however, that (subject to Section 6 below) in no event shall the total compensation to Consultant hereunder be less than $250,000.

It is understood and agreed that Consultant will devote such time and effort to the faithful performance of services hereunder and under the Trust as shall be appropriate but that it is not anticipated that such services will require his full working time.

This Agreement shall expire on the earlier of (1) December 31, 1999 or (2) the making of the final distribution to shareholders after resolution of all liabilities of the Fund.

If Fund terminates this Agreement without cause or breaches this Agreement in any other material respect, Consultant will be entitled to a single lump sum payment, in addition to any amounts earned hereunder, of $200,000. If Consultant terminates this Agreement without cause or breaches this Agreement in any other material respect, Fund will be entitled to a single lump sum payment of $200,000. For purposes of this Agreement, Fund will have cause only for dereliction of duty, gross incompetence, self dealing, violation of law that would render Consultant unable to act as an officer of a registered investment company under Section 9 of the Investment Company Act of 1940 in the absence of an exemptive order by the SEC or disability on the part of Consultant for more than six consecutive months. For purposes of this Agreement, Consultant will have cause only if Fund prevents him from carrying out his responsibilities hereunder and fails to cure such prevention within 30 days after notice of such prevention by Consultant.

Consultant will be entitled to prompt reimbursement from Fund of all reasonable business expense incurred by Consultant in performing services hereunder other than general office overhead such as rent, utilities, secretarial services, supplies and the like, provided such expenses are properly accounted for in accordance with the normal practices of Fund. The foregoing shall include reimbursement of reasonable expenses for valuations and other expert advice sought by Consultant on behalf of the Fund and not billed directly to the Fund.

The Fund  will  indemnify  Consultant  to the  maximum  extent  permitted  under
Maryland  law,  the  Investment   Company  Act  of  1940  and  the  Articles  of
Incorporation and by-laws of the Fund as in effect on the date hereof.

Any disputes hereunder shall be settled by arbitration before a single arbitrator acceptable to each party under the rules of the American Arbitration Association.

This Agreement shall be construed under and governed by the laws of the State of New York without giving effect to the principles of conflicts of law thereunder.

                                            The MicroCap Fund, Inc.



                                            By: /s/ ROBERT W. NAISMITH
                            Name: Robert W. Naismith
                                                     Title: Chairman



                                            /s/ RAYMOND S. TROUBH
                                            Raymond S. Troubh